EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2016 RESULTS

Net earnings of $61.8 million, or $0.28 per common share
Operating earnings1 of $69.6 million, or $0.32 per common share
Heightened focus on core deposit gathering; record quarterly deposit growth of $660 million, or 14% annualized
Continued progress in re-balancing loan portfolio and increasing asset sensitivity

PORTLAND, Ore. – October 19, 2016 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $61.8 million for the third quarter of 2016, compared to $54.3 million for the second quarter of 2016 and $57.5 million for the third quarter of 2015. Earnings per diluted common share were $0.28 for the third quarter of 2016, compared to $0.25 for the second quarter of 2016 and $0.26 for the third quarter of 2015.

“Results for the third quarter of 2016 were driven by strong mortgage banking revenues, record deposit growth and continued disciplined expense management,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “We continue to take advantage of growth opportunities within our markets without sacrificing our credit culture and underwriting standards, enabling us to diversify the long-term portfolio mix and increase asset sensitivity, which we believe will best position Umpqua for any economic cycle or rate environment.”

Reconciliation of Net Earnings (GAAP) to Operating Earnings (non-GAAP):
The Company’s financial results include several significant items which have been excluded in the presentation of operating earnings, which is a non-GAAP financial measure. A summary of these items, and a reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), is presented below. More information is provided in the non-GAAP financial measures section of this release, which we urge you to read.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

	Quarter Ended
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Net earnings available to common shareholders	$61,778	$54,255	$47,540	$62,923	$57,523
Adjustments:
Loss from change in fair value of MSR asset	7,826	13,940	20,625	469	10,103
Gain on investment securities, net	—	(162)	(696)	(2,567)	(220)
Net loss on junior subordinated debentures carried at fair value	1,590	1,572	1,572	1,589	1,590
(Gain) loss from change in fair value of swap derivatives	(182)	1,493	1,793	(715)	1,181
Merger related expenses	2,011	6,634	3,450	3,712	5,991
Goodwill impairment	—	—	142	—	—
Exit or disposal costs	1,728	1,434	347	—	—
Total pre-tax adjustments	12,973	24,911	27,233	2,488	18,645
Income tax effect (1)	(5,188)	(9,965)	(10,836)	(995)	(7,458)
Net adjustments	7,785	14,946	16,397	1,493	11,187
Operating earnings	$69,563	$69,201	$63,937	$64,416	$68,710

Earnings per diluted share:
Earnings available to common shareholders	$0.28	$0.25	$0.22	$0.28	$0.26
Operating earnings	$0.32	$0.31	$0.29	$0.29	$0.31

(1) Income tax effect of operating earnings adjustments at 40% for tax-deductible items.

Financial Highlights (compared to prior quarter):

•	Delivered solid financial performance:

◦
Net interest income increased by $694,000, driven primarily by higher average interest-earning assets and one additional day in the quarter, partially offset by a decline in net interest margin and a lower level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling;

◦	Provision for loan and lease losses increased by $2.5 million, driven primarily by continued strong growth in the leasing and equipment finance portfolio and slightly higher net charge-offs;

◦
Non-interest income increased by $6.1 million, driven primarily by a $10.4 million increase in mortgage banking revenue. This was partially offset by $4.4 million in lower gains related to portfolio loan sales. Excluding the impact of non-operating items[1], total non-interest income decreased by $1.6 million;

◦
Non-interest expense decreased by $7.3 million, driven primarily by a decline in merger-related expenses. Excluding the impact of non-operating items[1], total noninterest expense decreased by $3.0 million, driven primarily by lower salaries and benefits expense;

•	Strong balance sheet and stable credit quality:

◦
Net loan and lease growth of $36.8 million, or 1% annualized. Lower net loan growth for the quarter was driven primarily by higher levels of refinance and early pay-offs, predominately within the non-owner occupied commercial real estate and multifamily loan portfolios. The Company also sold $103.5 million of longer-term fixed rate portfolio residential mortgage loans. Gross loan and lease growth (prior to the impact of these sales) was $140.3 million, or 3% annualized;

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

◦	Record deposit growth of $660.3 million, or 14% annualized, reflecting initiatives across the organization to focus on core deposit gathering;

◦	Loan to deposit ratio decreased to 92% from 95%;

◦	Non-performing assets decreased to $62.3 million, or 0.25% of total assets, from $64.6 million, or 0.27% of total assets;

•	Prudently managed capital:

◦	Book value increased to $17.80 per share from $17.70 per share, and tangible book value[1] increased to $9.51 from $9.41 per share;

◦	Estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.1%;

◦	Declared quarterly cash dividend of $0.16 per common share; and

◦	Repurchased 325,000 shares of common stock for $5.0 million.

Balance Sheet
Total consolidated assets were $24.7 billion as of September 30, 2016, compared to $24.1 billion as of June 30, 2016 and $23.2 billion as of September 30, 2015. Including secured off-balance sheet lines of credit at the Company, total available liquidity was $9.3 billion as of September 30, 2016, representing 38% of total assets and 49% of total deposits.

Gross loans and leases were $17.4 billion as of September 30, 2016, an increase of $36.8 million, or 1% annualized, from $17.4 billion as of June 30, 2016. During the third quarter of 2016, the Company sold $103.5 million of portfolio residential mortgage loans. Excluding the impact of the loan sales, gross loan growth was $140.3 million, or 3% annualized. The Company experienced growth in both its commercial (including leasing & equipment finance) and consumer loan portfolios. This growth was partially offset by declines in the non-owner occupied commercial real estate and multifamily loan portfolios, primarily due to heightened refinance and early pay-off activity during the quarter.

Total deposits were $18.9 billion as of September 30, 2016, an increase of $660.3 million, or 14% annualized, from $18.3 billion as of June 30, 2016. This increase was primarily attributable to growth in non-interest bearing demand, money market and savings accounts.

Net Interest Income
Net interest income increased by $694,000 from the prior quarter, driven primarily by higher average interest earning assets and one additional day in the quarter. This was partially offset by a lower average yield earned on interest-earning assets and a $1.0 million linked quarter decline in the level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling.

The Company’s net interest margin was 3.95% for the third quarter of 2016, down from 4.07% for the second quarter of 2016. This decrease reflects higher average interest bearing cash, lower average yields on loans and leases resulting from the continued low interest-rate environment and the Company's ongoing efforts to manage the target long-term loan portfolio mix, as well as an increase in premium amortization on the mortgage-backed securities portfolio and a lower level of accretion of the credit discount.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the third quarter of 2016, the Company reported $9.1 million of accretion related to the Sterling credit discount in interest income, compared to $10.1 million in the prior quarter. As of September 30, 2016, the purchased non-credit impaired loans had approximately $50.3 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $34.5 million of remaining total discount.

The allowance for loan and lease losses was $133.7 million, or 0.77% of loans and leases, as of September 30, 2016. To provide better comparability to prior periods, on a pro-forma basis this ratio would have been approximately 1.3% at both September 30, 2016 and June 30, 2016, after grossing up the allowance for loan and lease losses and total loans and leases by the amount of the credit discount remaining as of the respective quarter-end.

The provision for loan and lease losses was $13.1 million for the third quarter of 2016, a $2.5 million increase from the prior quarter level. This increase was driven primarily by strong growth in the leasing and equipment finance portfolio, along with slightly higher net charge-offs. Charge-offs, net of recoveries, increased to $10.4 million for the third quarter of 2016, compared to $9.8 million in the prior quarter. Non-performing assets decreased to $62.3 million, or 0.25% of total assets, as of September 30, 2016, compared to $64.6 million, or 0.27% of total assets, as of June 30, 2016. This decrease was driven primarily by an $8.1 million decline in other real estate owned, partially offset by a $5.8 million increase in non-performing loans.

Non-interest Income
Total reported non-interest income was $80.7 million for the third quarter of 2016, up $6.1 million from the prior quarter, driven primarily by a lower negative fair value adjustment on the MSR asset. The current quarter non-interest income included a negative adjustment of $7.8 million, compared to a negative adjustment of $13.9 million in the prior quarter, attributable to the change in long-term interest rates during the quarter, and its impact on the prepayment speed assumption for the MSR asset.

On an operating basis1, non-interest income decreased by $1.6 million from the prior quarter, reflecting a $4.4 million linked quarter decline in gains related to portfolio loan sales. This was partially offset by higher revenue from the origination and sale of residential mortgages and servicing income. Home lending gain on sale margin increased to 4.08%, compared to 4.02% in the prior quarter and for sale mortgage originations increased by 7% from the prior quarter level. Of the current quarter’s mortgage production, 68% related to purchase activity, as compared to 70% for the prior quarter and 70% for the same period in the prior year.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Revenue related to the servicing of residential mortgage loans was $9.4 million for the third quarter of 2016, an increase of 9% from the prior quarter, reflecting growth in the residential mortgage loans serviced for others portfolio.

Non-interest Expense
Non-interest expense was $181.2 million for the third quarter of 2016, which included $2.0 million of merger-related expenses and $1.7 million of exit or disposal costs. This compares to $188.5 million, including $6.6 million of merger-related expenses and $1.4 million of exit or disposal costs for the second quarter of 2016. On an operating basis1, non-interest expense decreased by $3.0 million from the prior quarter, driven primarily by lower compensation and other expense.

Capital
As of September 30, 2016, the Company’s book value per share increased to $17.80, from $17.70 in the prior quarter, and its tangible book value per common share1 increased to $9.51, from $9.41 in the prior quarter. During the third quarter of 2016, the Company repurchased 325,000 shares of common stock for $5.0 million. For the nine months ended September 30, 2016, the Company had repurchased 560,000 shares for $8.4 million.

The Company’s estimated total risk-based capital ratio was 14.4% and its estimated Tier 1 common to risk weighted assets ratio was 11.1% as of September 30, 2016. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2016 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company incurs significant expenses related to the completion and integration of mergers and acquisitions. It also recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. The Company recognizes gains and losses related to the change in the fair value of its MSR, which are primarily tied to movements in interest rates, and are not indicative of the fundamental operating activities for the period. It also recognizes gains or losses related to the change in the fair value of its swap derivatives, which are driven by movements in interest rates and are beyond our control. On occasion, the Company may sell certain securities in its investment portfolio, and recognize an associated gain or loss, which can be highly discretionary based on the timing of the sales, market opportunities, and interest rates, and therefore are not reflective of the Company's operating performance. The Company also may incur expenses related to the exit or disposal of certain business activities, such as the consolidation of bank branches, which do not reflect the on-going operating performance of the Company. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power.

Accordingly, management believes that our operating results are best measured on a comparative basis excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures measured at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of swap derivatives, net gains or losses on investment securities, exit or disposal costs and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains. The Company defines operating earnings as earnings available to common shareholders before these items, and calculates operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of net earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

	Quarter ended					% Change
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$61,778	$54,255	$47,540	$62,923	$57,523	14%	7%
Adjustments:
Loss from change in fair value of MSR asset	7,826	13,940	20,625	469	10,103	(44)%	(23)%
Gain on investment securities, net	—	(162)	(696)	(2,567)	(220)	(100)%	(100)%
Net loss on junior subordinated debentures carried at fair value	1,590	1,572	1,572	1,589	1,590	1%	0%
(Gain) loss from change in fair value of swap derivatives	(182)	1,493	1,793	(715)	1,181	(112)%	(115)%
Merger related expenses	2,011	6,634	3,450	3,712	5,991	(70)%	(66)%
Goodwill impairment	—	—	142	—	—	nm	nm
Exit or disposal costs	1,728	1,434	347	—	—	21%	nm
Total pre-tax adjustments	12,973	24,911	27,233	2,488	18,645	(48)%	(30)%
Income tax effect (1)	(5,188)	(9,965)	(10,836)	(995)	(7,458)	(48)%	(30)%
Net adjustments	7,785	14,946	16,397	1,493	11,187	(48)%	(30)%
Operating earnings	$69,563	$69,201	$63,937	$64,416	$68,710	1%	1%

Earnings per diluted share:
Earnings available to common shareholders	$0.28	$0.25	$0.22	$0.28	$0.26	12%	8%
Operating earnings	$0.32	$0.31	$0.29	$0.29	$0.31	3%	3%

	Nine months ended		% Change
	Sep 30, 2016	Sep 30, 2015	Year over Year
Net earnings available to common shareholders	$163,573	$159,259	3%
Adjustments:
Loss from change in fair value of MSR asset	42,391	20,254	109%
Gain on investment securities, net	(858)	(355)	142%
Net loss on junior subordinated debentures carried at fair value	4,734	4,717	0%
Loss from change in fair value of swap derivatives	3,104	554	460%
Merger related expenses	12,095	41,870	(71)%
Goodwill impairment	142	—	nm
Exit or disposal costs	3,509	—	nm
Total pre-tax adjustments	65,117	67,040	(3)%
Income tax effect (1)	(25,990)	(26,816)	(3)%
Net adjustments	39,127	40,224	(3)%
Operating earnings	$202,700	$199,483	2%

Earnings per diluted share:
Earnings available to common shareholders	$0.74	$0.72	3%
Operating earnings	$0.92	$0.90	2%

(1) Income tax effect of operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

The following tables provide the reconciliation of non-interest income (GAAP) to non-interest income, on an operating basis, (non-GAAP), and non-interest expense (GAAP) to non-interest expense, on an operating basis, (non-GAAP) for the periods presented:

	Quarter ended
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Non-interest income (GAAP)	$80,710	$74,659	$45,951	$69,345	$61,372
Adjustments:
Loss from change in fair value of MSR asset	7,826	13,940	20,625	469	10,103
(Gain) loss from change in fair value of swap derivatives	(182)	1,493	1,793	(715)	1,181
Net loss on junior subordinated debentures carried at fair value	1,590	1,572	1,572	1,589	1,590
Gain on investment securities, net	—	(162)	(696)	(2,567)	(220)
Non-interest income (operating basis)	$89,944	$91,502	$69,245	$68,121	$74,026

	Quarter ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Non-interest expense (GAAP)	$181,187	$188,511	183,989	$185,911	$183,194
Adjustments:
Merger related expenses	(2,011)	(6,634)	(3,450)	(3,712)	(5,991)
Goodwill impairment	—	—	(142)	—	—
Exit or disposal costs	(1,728)	(1,434)	(347)	—	—
Non-interest expense (operating basis)	$177,448	$180,443	$180,050	$182,199	$177,203

	Nine months ended
(Dollars in thousands)	Sep 30, 2016	Sep 30, 2015
Non-interest income (GAAP)	$201,320	$206,379
Adjustments:
Loss from change in fair value of MSR asset	42,391	20,254
Loss from change in fair value of swap derivatives	3,104	554
Net loss on junior subordinated debentures carried at fair value	4,734	4,717
Gain on investment securities, net	(858)	(355)
Non-interest income (operating basis)	$250,691	$231,549

	Nine months ended
	Sep 30, 2016	Sep 30, 2015
Non-interest expense (GAAP)	$553,687	$577,731
Adjustments:
Merger related expenses	(12,095)	(41,870)
Goodwill impairment	(142)	—
Exit or disposal costs	(3,509)	—
Non-interest expense (operating basis)	$537,941	$535,861

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total shareholders' equity	$3,920,208	$3,902,158	$3,878,630	$3,849,334	$3,835,552
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,793	1,788,640
Other intangible assets, net	38,753	40,620	42,948	45,508	48,314
Tangible common shareholders' equity	$2,093,804	$2,073,887	$2,048,031	$2,016,033	$1,998,598
Total assets	$24,744,214	$24,132,507	$23,935,686	$23,406,381	$23,181,006
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,793	1,788,640
Other intangible assets, net	38,753	40,620	42,948	45,508	48,314
Tangible assets	$22,917,810	$22,304,236	$22,105,087	$21,573,080	$21,344,052
Common shares outstanding at period end	220,207	220,482	220,171	220,171	220,217

Common equity ratio	15.84%	16.17%	16.20%	16.45%	16.55%
Tangible common equity ratio	9.14%	9.30%	9.26%	9.35%	9.36%
Book value per common share	$17.80	$17.70	$17.62	$17.48	$17.42
Tangible book value per common share	$9.51	$9.41	$9.30	$9.16	$9.08

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its third quarter 2016 earnings conference call on Thursday, October 20, 2016, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its third quarter 2016 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (800) 732-8711 ten minutes prior to the start time and enter conference ID: 6636871. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 6636871. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth and loan sales, credit quality, asset sensitivity, and trends in the loan portfolio mix. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$212,037	$210,290	$217,928	$219,440	$218,975	1%	(3)%
Interest and dividends on investments:
Taxable	10,779	11,963	13,055	12,654	11,882	(10)%	(9)%
Exempt from federal income tax	2,181	2,183	2,235	2,363	2,393	0%	(9)%
Dividends	332	365	366	326	112	(9)%	196%
Temporary investments & interest bearing deposits	1,090	652	480	422	440	67%	148%
Total interest income	226,419	225,453	234,064	235,205	233,802	0%	(3)%
Interest expense:
Deposits	8,999	8,540	8,413	7,905	7,450	5%	21%
Repurchase agreements	32	32	36	39	43	0%	(26)%
Term debt	3,558	3,848	4,186	3,885	3,629	(8)%	(2)%
Junior subordinated debentures	3,938	3,835	3,727	3,542	3,465	3%	14%
Total interest expense	16,527	16,255	16,362	15,371	14,587	2%	13%
Net interest income	209,892	209,198	217,702	219,834	219,215	0%	(4)%
Provision for loan and lease losses	13,091	10,589	4,823	4,545	8,153	24%	61%
Non-interest income:
Service charges on deposits	15,762	15,667	14,516	15,039	15,616	1%	1%
Brokerage revenue	4,129	4,580	4,094	4,061	5,003	(10)%	(17)%
Residential mortgage banking revenue, net	47,206	36,783	15,426	32,440	24,041	28%	96%
Gain on investment securities, net	—	162	696	2,567	220	(100)%	(100)%
Gain on loan sales	1,285	5,640	2,371	1,729	5,212	(77)%	(75)%
Loss on junior subordinated debentures carried at fair value	(1,590)	(1,572)	(1,572)	(1,589)	(1,590)	1%	0%
BOLI income	2,116	2,152	2,139	1,841	2,165	(2)%	(2)%
Other income	11,802	11,247	8,281	13,257	10,705	5%	10%
Total non-interest income	80,710	74,659	45,951	69,345	61,372	8%	32%
Non-interest expense:
Salaries and employee benefits	105,341	107,545	106,538	106,203	106,482	(2)%	(1)%
Occupancy and equipment, net	38,181	37,850	38,295	38,722	37,235	1%	3%
Intangible amortization	1,867	2,328	2,560	2,806	2,806	(20)%	(33)%
FDIC assessments	4,109	3,693	3,721	3,742	3,369	11%	22%
(Gain) loss on other real estate owned, net	(14)	(1,457)	1,389	(242)	(158)	(99)%	(91)%
Merger related expenses	2,011	6,634	3,450	3,712	5,991	(70)%	(66)%
Goodwill impairment	—	—	142	—	—	nm	nm
Other expense	29,692	31,918	27,894	30,968	27,469	(7)%	8%
Total non-interest expense	181,187	188,511	183,989	185,911	183,194	(4)%	(1)%
Income before provision for income taxes	96,324	84,757	74,841	98,723	89,240	14%	8%
Provision for income taxes	34,515	30,470	27,272	35,704	31,633	13%	9%
Net income	61,809	54,287	47,569	63,019	57,607	14%	7%
Dividends and undistributed earnings allocated to participating securities	31	32	29	96	84	(3)%	(63)%
Net earnings available to common shareholders	$61,778	$54,255	$47,540	$62,923	$57,523	14%	7%

Weighted average basic shares outstanding	220,291	220,421	220,227	220,202	220,297	0%	0%
Weighted average diluted shares outstanding	220,751	220,907	221,052	220,930	220,904	0%	0%
Earnings per common share – basic	$0.28	$0.25	$0.22	$0.29	$0.26	12%	8%
Earnings per common share – diluted	$0.28	$0.25	$0.22	$0.28	$0.26	12%	8%
nm = not meaningful

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine months ended		% Change
(In thousands, except per share data)	Sep 30, 2016	Sep 30, 2015	Year over Year
Interest income
Loans and leases	$640,255	$649,993	(1)%
Interest and dividends on investments:
Taxable	35,797	35,188	2%
Exempt from federal income tax	6,599	7,284	(9)%
Dividends	1,063	382	178%
Temporary investments & interest bearing deposits	2,222	1,814	22%
Total interest income	685,936	694,661	(1)%
Interest expense
Deposits	25,952	21,934	18%
Repurchase agreements	100	134	(25)%
Term debt	11,592	10,585	10%
Junior subordinated debentures	11,500	10,208	13%
Total interest expense	49,144	42,861	15%
Net interest income	636,792	651,800	(2)%
Provision for loan and lease losses	28,503	32,044	(11)%
Non-interest income
Service charges on deposits	45,945	44,701	3%
Brokerage revenue	12,803	14,420	(11)%
Residential mortgage banking revenue, net	99,415	92,282	8%
Gain on investment securities, net	858	355	142%
Gain on loan sales	9,296	20,651	(55)%
Loss on junior subordinated debentures carried at fair value	(4,734)	(4,717)	0%
BOLI Income	6,407	6,510	(2)%
Other income	31,330	32,177	(3)%
Total non-interest income	201,320	206,379	(2)%
Non-interest expense
Salaries and employee benefits	319,424	324,733	(2)%
Occupancy and equipment, net	114,326	104,253	10%
Intangible amortization	6,755	8,419	(20)%
FDIC assessments	11,523	9,738	18%
(Gain) loss on other real estate owned, net	(82)	2,136	(104)%
Merger related expenses	12,095	41,870	(71)%
Goodwill impairment	142	—	nm
Other expense	89,504	86,582	3%
Total non-interest expense	553,687	577,731	(4)%
Income before provision for income taxes	255,922	248,404	3%
Provision for income taxes	92,257	88,884	4%
Net income	163,665	159,520	3%
Dividends and undistributed earnings
allocated to participating securities	92	261	(65)%
Net earnings available to common shareholders	$163,573	$159,259	3%

Weighted average basic shares outstanding	220,313	220,370	0%
Weighted average diluted shares outstanding	220,936	221,062	0%
Earnings per common share – basic	$0.74	$0.72	3%
Earnings per common share – diluted	$0.74	$0.72	3%
nm = not meaningful

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$364,013	$369,535	$299,871	$277,645	$283,773	(1)%	28%
Interest bearing cash and temporary investments	1,102,428	535,828	613,049	496,080	673,843	106%	64%
Investment securities:
Trading, at fair value	10,866	10,188	9,791	9,586	9,509	7%	14%
Available for sale, at fair value	2,520,037	2,482,072	2,542,535	2,522,539	2,482,478	2%	2%
Held to maturity, at amortized cost	4,302	4,382	4,525	4,609	4,699	(2)%	(8)%
Loans held for sale	565,624	552,681	659,264	363,275	398,015	2%	42%
Loans and leases	17,392,051	17,355,240	16,955,583	16,866,536	16,406,636	0%	6%
Allowance for loan and lease losses	(133,692)	(131,042)	(130,243)	(130,322)	(130,133)	2%	3%
Loans and leases, net	17,258,359	17,224,198	16,825,340	16,736,214	16,276,503	0%	6%
Restricted equity securities	47,537	47,542	47,545	46,949	46,904	0%	1%
Premises and equipment, net	306,287	312,647	322,822	328,734	330,306	(2)%	(7)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,793	1,788,640	0%	0%
Other intangible assets, net	38,753	40,620	42,948	45,508	48,314	(5)%	(20)%
Residential mortgage servicing rights, at fair value	114,446	112,095	117,172	131,817	124,814	2%	(8)%
Other real estate owned	8,309	16,437	20,411	22,307	23,892	(49)%	(65)%
Bank owned life insurance	297,561	295,444	293,703	291,892	297,321	1%	0%
Deferred tax assets, net	27,587	63,038	108,865	138,082	149,320	(56)%	(82)%
Other assets	290,454	278,149	240,194	203,351	242,675	4%	20%
Total assets	$24,744,214	$24,132,507	$23,935,686	$23,406,381	$23,181,006	3%	7%
Liabilities:
Deposits	$18,918,780	$18,258,474	$18,162,974	$17,707,189	$17,467,024	4%	8%
Securities sold under agreements to repurchase	309,463	360,234	325,203	304,560	323,722	(14)%	(4)%
Term debt	902,678	902,999	903,382	888,769	889,358	0%	1%
Junior subordinated debentures, at fair value	260,114	258,660	256,917	255,457	253,665	1%	3%
Junior subordinated debentures, at amortized cost	101,012	101,093	101,173	101,254	101,334	0%	0%
Other liabilities	331,959	348,889	307,407	299,818	310,351	(5)%	7%
Total liabilities	20,824,006	20,230,349	20,057,056	19,557,047	19,345,454	3%	8%
Shareholders' equity:
Common stock	3,514,858	3,517,240	3,518,792	3,520,591	3,517,751	0%	0%
Retained earnings	388,678	362,258	343,421	331,301	303,729	7%	28%
Accumulated other comprehensive income (loss)	16,672	22,660	16,417	(2,558)	14,072	(26)%	18%
Total shareholders' equity	3,920,208	3,902,158	3,878,630	3,849,334	3,835,552	0%	2%
Total liabilities and shareholders' equity	$24,744,214	$24,132,507	$23,935,686	$23,406,381	$23,181,006	3%	7%

Common shares outstanding at period end	220,207	220,482	220,171	220,171	220,217	0%	0%
Book value per common share	$17.80	$17.70	$17.62	$17.48	$17.42	1%	2%
Tangible book value per common share	$9.51	$9.41	$9.30	$9.16	$9.08	1%	5%
Tangible equity - common	$2,093,804	$2,073,887	$2,048,031	$2,016,033	$1,998,598	1%	5%
Tangible common equity to tangible assets	9.14%	9.30%	9.26%	9.35%	9.36%	(0.16)	(0.22)
nm = not meaningful

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,280,660	$3,377,464	$3,202,488	$3,226,836	$3,155,102	(3)%	4%
Owner occupied term, net	2,573,942	2,581,786	2,714,766	2,582,874	2,651,505	0%	(3)%
Multifamily, net	2,968,019	3,004,890	2,959,975	3,151,516	3,003,904	(1)%	(1)%
Commercial construction, net	388,934	367,879	338,801	271,119	273,102	6%	42%
Residential development, net	127,447	111,941	121,025	99,459	94,380	14%	35%
Commercial:
Term, net	1,480,173	1,440,704	1,412,816	1,408,676	1,372,927	3%	8%
Lines of credit & other, net	1,142,946	1,116,876	1,036,389	1,036,733	1,009,322	2%	13%
Leases & equipment finance, net	927,857	884,506	791,798	729,161	679,033	5%	37%
Residential real estate:
Mortgage, net	2,868,337	2,882,076	2,879,600	2,909,306	2,758,931	0%	4%
Home equity lines & loans, net	1,008,219	989,814	943,254	923,667	910,287	2%	11%
Consumer & other, net	625,517	597,304	554,671	527,189	498,143	5%	26%
Total, net of deferred fees and costs	$17,392,051	$17,355,240	$16,955,583	$16,866,536	$16,406,636	0%	6%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	19%
Owner occupied term, net	15%	15%	16%	15%	16%
Multifamily, net	17%	17%	17%	19%	18%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	8%	8%	8%	9%	8%
Lines of credit & other, net	7%	6%	6%	6%	6%
Leases & equipment finance, net	5%	6%	5%	4%	4%
Residential real estate:
Mortgage, net	16%	17%	17%	17%	17%
Home equity lines & loans, net	6%	6%	6%	5%	6%
Consumer & other, net	4%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,993,793	$5,475,986	$5,460,310	$5,318,591	$5,207,129	9%	15%
Demand, interest bearing	2,218,782	2,186,164	2,178,446	2,157,376	2,098,223	1%	6%
Money market	6,841,700	6,782,232	6,814,160	6,599,516	6,514,174	1%	5%
Savings	1,303,816	1,254,675	1,213,049	1,136,809	1,102,611	4%	18%
Time	2,560,689	2,559,417	2,497,009	2,494,897	2,544,887	0%	1%
Total	$18,918,780	$18,258,474	$18,162,974	$17,707,189	$17,467,024	4%	8%

Total core deposits (1)	$17,257,663	$16,598,065	$16,559,943	$16,102,743	$15,940,229	4%	8%

Deposit mix:
Demand, non-interest bearing	31%	30%	30%	30%	30%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	36%	37%	37%	37%	37%
Savings	7%	7%	7%	6%	6%
Time	14%	14%	14%	15%	15%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	382,687	379,996	375,913	371,745	370,128
Demand, interest bearing	83,501	84,434	85,731	86,745	88,171
Money market	56,128	56,492	56,927	57,194	57,622
Savings	158,760	157,849	156,846	154,176	153,534
Time	47,689	47,850	47,794	47,672	48,168
Total	728,765	726,621	723,211	717,532	717,623

Average balance per account:
Demand, non-interest bearing	$15.7	$14.4	$14.5	$14.3	$14.1
Demand, interest bearing	26.6	25.9	25.4	24.9	23.8
Money market	121.9	120.1	119.7	115.4	113.1
Savings	8.2	7.9	7.7	7.4	7.2
Time	53.7	53.5	52.2	52.3	52.8
Total	$26.0	$25.1	$25.1	$24.7	$24.3

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$27,791	$25,136	$30,045	$29,215	$30,989	11%	(10)%
Loans and leases past due 90+ days & accruing (1)	26,189	23,076	22,144	15,169	9,967	13%	163%
Total non-performing loans and leases	53,980	48,212	52,189	44,384	40,956	12%	32%
Other real estate owned	8,309	16,437	20,411	22,307	23,892	(49)%	(65)%
Total non-performing assets	$62,289	$64,649	$72,600	$66,691	$64,848	(4)%	(4)%

Performing restructured loans and leases	$36,645	$40,848	$31,409	$31,355	$35,706	(10)%	3%
Loans and leases past due 31-89 days	$39,708	$29,640	$29,054	$28,423	$28,919	34%	37%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.17%	0.17%	0.17%	0.18%
Non-performing loans and leases to total loans and leases (1)	0.31%	0.28%	0.31%	0.26%	0.25%
Non-performing assets to total assets (1)	0.25%	0.27%	0.30%	0.28%	0.28%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $7.3 million, $11.3 million, $14.2 million, $19.2 million, and $18.7 million at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$131,042	$130,243	$130,322	$130,133	$127,071
Provision for loan and lease losses	13,091	10,589	4,823	4,545	8,153	24%	61%
Charge-offs	(13,088)	(12,682)	(7,850)	(7,108)	(8,476)	3%	54%
Recoveries	2,647	2,892	2,948	2,752	3,385	(8)%	(22)%
Net charge-offs	(10,441)	(9,790)	(4,902)	(4,356)	(5,091)	7%	105%
Total allowance for loan and lease losses	133,692	131,042	130,243	130,322	130,133	2%	3%
Reserve for unfunded commitments	3,536	3,531	3,482	3,574	3,081	0%	15%
Total allowance for credit losses	$137,228	$134,573	$133,725	$133,896	$133,214	2%	3%

Net charge-offs to average loans and leases (annualized)	0.24%	0.23%	0.12%	0.10%	0.13%
Recoveries to gross charge-offs	20.22%	22.80%	37.55%	38.72%	39.94%
Allowance for loan and lease losses to loans and leases	0.77%	0.76%	0.77%	0.77%	0.79%
Allowance for credit losses to loans and leases	0.79%	0.78%	0.79%	0.79%	0.81%

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Nine months ended		% Change
(Dollars in thousands)	Sep 30, 2016	Sep 30, 2015	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$130,322	$116,167
Provision for loan and lease losses	28,503	32,044	(11)%
Charge-offs	(33,620)	(28,463)	18%
Recoveries	8,487	10,385	(18)%
Net charge-offs	(25,133)	(18,078)	39%
Total allowance for loan and lease losses	133,692	130,133	3%
Reserve for unfunded commitments	3,536	3,081	15%
Total allowance for credit losses	$137,228	$133,214	3%

Net charge-offs to average loans and leases (annualized)	0.20%	0.15%
Recoveries to gross charge-offs	25.24%	36.49%

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.75%	4.81%	5.07%	5.21%	5.30%	(0.06)	(0.55)
Yield on loans held for sale	3.79%	3.80%	4.06%	3.83%	4.10%	(0.01)	(0.31)
Yield on taxable investments	1.96%	2.14%	2.32%	2.26%	2.11%	(0.18)	(0.15)
Yield on tax-exempt investments (1)	4.68%	4.73%	4.73%	4.76%	4.73%	(0.05)	(0.05)
Yield on interest bearing cash and temporary investments	0.50%	0.51%	0.54%	0.28%	0.25%	(0.01)	0.25
Total yield on earning assets (1)	4.26%	4.39%	4.66%	4.69%	4.73%	(0.13)	(0.47)

Cost of interest bearing deposits	0.28%	0.27%	0.27%	0.26%	0.24%	0.01	0.04
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.04%	0.05%	0.05%	0.05%	—	(0.01)
Cost of term debt	1.57%	1.72%	1.88%	1.73%	1.62%	(0.15)	(0.05)
Cost of junior subordinated debentures	4.36%	4.30%	4.20%	3.96%	3.89%	0.06	0.47
Total cost of interest bearing liabilities	0.46%	0.46%	0.47%	0.44%	0.42%	—	0.04

Net interest spread (1)	3.80%	3.93%	4.19%	4.25%	4.31%	(0.13)	(0.51)
Net interest margin (1)	3.95%	4.07%	4.34%	4.39%	4.43%	(0.12)	(0.48)

As reported (GAAP):
Return on average assets	1.01%	0.91%	0.82%	1.08%	0.99%	0.10	0.02
Return on average tangible assets	1.09%	0.99%	0.89%	1.17%	1.08%	0.10	0.01
Return on average common equity	6.28%	5.61%	4.93%	6.49%	5.97%	0.67	0.31
Return on average tangible common equity	11.79%	10.59%	9.34%	12.41%	11.51%	1.20	0.28
Efficiency ratio – Consolidated	62.11%	66.15%	69.48%	64.02%	65.00%	(4.04)	(2.89)
Efficiency ratio – Bank	60.45%	64.44%	67.29%	62.40%	63.08%	(3.99)	(2.63)

Operating basis (non-GAAP): (2)
Return on average assets	1.13%	1.16%	1.10%	1.10%	1.19%	(0.03)	(0.06)
Return on average tangible assets	1.22%	1.26%	1.19%	1.20%	1.29%	(0.04)	(0.07)
Return on average common equity	7.08%	7.16%	6.63%	6.64%	7.13%	(0.08)	(0.05)
Return on average tangible common equity	13.28%	13.51%	12.57%	12.70%	13.74%	(0.23)	(0.46)
Efficiency ratio – Consolidated	58.96%	59.78%	62.49%	63.00%	60.17%	(0.82)	(1.21)
Efficiency ratio – Bank	57.66%	58.48%	60.89%	61.72%	58.84%	(0.82)	(1.18)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine months ended		% Change
	Sep 30, 2016	Sep 30, 2015	Year over Year
Average Rates:
Yield on loans and leases	4.88%	5.44%	(0.56)
Yield on loans held for sale	3.86%	3.68%	0.18
Yield on taxable investments	2.14%	2.09%	0.05
Yield on tax-exempt investments (1)	4.71%	4.72%	(0.01)
Yield on interest bearing cash and temporary investments	0.51%	0.25%	0.26
Total yield on earning assets (1)	4.43%	4.76%	(0.33)

Cost of interest bearing deposits	0.27%	0.24%	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.06%	(0.02)
Cost of term debt	1.72%	1.51%	0.21
Cost of junior subordinated debentures	4.29%	3.88%	0.41
Total cost of interest bearing liabilities	0.46%	0.41%	0.05

Net interest spread (1)	3.97%	4.35%	(0.38)
Net interest margin (1)	4.12%	4.47%	(0.35)

As reported (GAAP):
Return on average assets	0.91%	0.93%	(0.02)
Return on average tangible assets	0.99%	1.02%	(0.03)
Return on average common equity	5.61%	5.59%	0.02
Return on average tangible common equity	10.59%	10.81%	(0.22)
Efficiency ratio – Consolidated	65.79%	67.02%	(1.23)
Efficiency ratio – Bank	63.96%	65.30%	(1.34)

Operating basis (non-GAAP): (2)
Return on average assets	1.13%	1.17%	(0.04)
Return on average tangible assets	1.23%	1.27%	(0.04)
Return on average common equity	6.95%	7.00%	(0.05)
Return on average tangible common equity	13.12%	13.54%	(0.42)
Efficiency ratio – Consolidated	60.38%	60.48%	(0.10)
Efficiency ratio – Bank	58.98%	59.12%	(0.14)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$874,410	$514,881	$356,674	$608,250	$693,114	70%	26%
Investment securities, taxable	2,265,883	2,304,998	2,311,589	2,293,429	2,276,698	(2)%	0%
Investment securities, tax-exempt	283,818	280,841	287,085	302,443	307,960	1%	(8)%
Loans held for sale	481,740	403,964	297,732	334,404	357,905	19%	35%
Loans and leases	17,400,657	17,234,220	17,008,084	16,514,770	16,155,395	1%	8%
Total interest earning assets	21,306,508	20,738,904	20,261,164	20,053,296	19,791,072	3%	8%
Goodwill & other intangible assets, net	1,827,405	1,829,407	1,832,046	1,835,821	1,838,740	0%	(1)%
Total assets	24,422,986	23,896,315	23,415,439	23,196,052	22,946,464	2%	6%

Non-interest bearing demand deposits	5,766,022	5,466,098	5,289,810	5,285,992	5,108,430	5%	13%
Interest bearing deposits	12,836,987	12,644,442	12,411,005	12,249,333	12,225,691	2%	5%
Total deposits	18,603,009	18,110,540	17,700,815	17,535,325	17,334,121	3%	7%
Interest bearing liabilities	14,446,687	14,249,349	13,976,678	13,812,645	13,798,350	1%	5%

Shareholders’ equity - common	3,911,323	3,889,593	3,878,540	3,847,587	3,822,201	1%	2%
Tangible common equity (1)	2,083,918	2,060,186	2,046,494	2,011,766	1,983,461	1%	5%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine months ended		% Change
(Dollars in thousands)	Sep 30, 2016	Sep 30, 2015	Year over Year
Temporary investments & interest bearing cash	$583,056	$957,210	(39)%
Investment securities, taxable	2,294,054	2,269,474	1%
Investment securities, tax-exempt	283,914	313,462	(9)%
Loans held for sale	394,797	333,135	19%
Loans and leases	17,215,000	15,743,801	9%
Total interest earning assets	20,770,821	19,617,082	6%
Goodwill & other intangible assets, net	1,829,611	1,840,874	(1)%
Total assets	23,913,446	22,807,640	5%

Non-interest bearing demand deposits	5,508,255	4,924,356	12%
Interest bearing deposits	12,631,564	12,230,574	3%
Total deposits	18,139,819	17,154,930	6%
Interest bearing liabilities	14,225,049	13,840,189	3%

Shareholders’ equity - common	3,893,218	3,811,380	2%
Tangible common equity (1)	2,063,607	1,970,506	5%
(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2016 Results
October 19, 2016

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$13,880,660	$13,564,242	$13,304,468	$13,047,266	$12,693,451	2%	9%
MSR asset, at fair value	114,446	112,095	117,172	131,817	124,814	2%	(8)%
MSR as % of serviced portfolio	0.82%	0.83%	0.88%	1.01%	0.98%
Residential mortgage banking revenue:
Origination and sale	$45,631	$42,083	$28,409	$25,363	$26,904	8%	70%
Servicing	9,401	8,640	7,642	7,546	7,240	9%	30%
Change in fair value of MSR asset	(7,826)	(13,940)	(20,625)	(469)	(10,103)	(44)%	(23)%
Total	$47,206	$36,783	$15,426	$32,440	$24,041	28%	96%

Closed loan volume:
Closed loan volume - portfolio	$305,648	$365,926	$332,918	$352,465	$446,088	(16)%	(31)%
Closed loan volume - for-sale	1,118,526	1,046,349	764,076	794,820	843,720	7%	33%
Closed loan volume - total	$1,424,174	$1,412,275	$1,096,994	$1,147,285	$1,289,808	1%	10%

Gain on sale margin:
Based on for-sale volume	4.08%	4.02%	3.72%	3.19%	3.19%	0.06	0.89

	Nine months ended		% Change
	Sep 30, 2016	Sep 30, 2015	Year over Year
Residential mortgage banking revenue:
Origination and sale	$116,123	$92,069	26%
Servicing	25,683	20,467	25%
Change in fair value of MSR asset	(42,391)	(20,254)	109%
Total	$99,415	$92,282	8%

Closed loan volume:
Closed loan volume - portfolio	$1,004,492	$1,203,949	(17)%
Closed loan volume - for-sale	2,928,951	2,703,100	8%
Closed loan volume - total	$3,933,443	$3,907,049	1%

Gain on sale margin:
Based on for-sale volume	3.96%	3.41%	0.55

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